Exhibit 4.7

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ACELRX PHARMACEUTICALS, INC.

WARRANT TO PURCHASE PREFERRED STOCK

No. PW-___	September 14, 2010

THIS CERTIFIES THAT, for value received, ______________, with its principal office at ________________, or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase from ACELRX PHARMACEUTICALS, INC., a Delaware corporation, with its principal office at 575 Chesapeake Drive, Redwood City, CA 94063 (the “Company”) the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is being issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of September 14, 2010, among Holder and the Company, and the other parties named therein (the “Purchase Agreement”). The aggregate number of Exercise Shares that Holder may purchase by exercising this warrant is equal to twenty-five percent (25%) of the Loan Amount advanced to the Company by the Holder at the applicable Closing (as defined in the Purchase Agreement) on the date hereof, in accordance with the Purchase Agreement, divided by the Exercise Price (subject to adjustment pursuant to the terms hereof, including but not limited to adjustments pursuant to Section 5 below).

1.       DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a)       “Exercise Period” shall mean the period commencing with the date hereof and ending on September 14, 2017, unless sooner terminated in accordance with Section 7 below.

(b)       “Exercise Price” shall mean (a) if the Exercise Shares are the type of Preferred Stock issued in the Qualified Financing, an amount equal to the per share selling price of shares of that stock issued in the Qualified Financing and (b) if the Exercise Shares are Series C Preferred Stock, the Series C Price, subject in each case to adjustment pursuant to Section 5 hereof.

(c)       “Exercise Shares” shall mean (i) if the Qualified Financing is closed on or before the Maturity Date, the Preferred Stock sold in the Qualified Financing and (ii) (x) if the Qualified Financing is not closed on or before the Maturity Date, (y) if an Initial Offering or Liquidation Transaction occurs prior to the closing of the Qualified Financing or (z) in the event of a Maturity Conversion, the Series C Preferred Stock. The number and character of shares of Exercise Shares are subject to adjustment as provided herein and the term “Exercise Shares” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

(d)       “Initial Offering” shall mean the first firm commitment underwritten public offering of its common stock registered under the Securities Act.

(e)       “Investor Rights Agreement” shall mean the Amended and Restated Investor Rights Agreement, by and among the Company and the persons and entities listed on Exhibit A thereto, dated as of November 23, 2009, as may be amended from time to time.

(f)       “Liquidation Transaction” shall have the meaning set forth in the Restated Certificate.

(g)       “Maturity Conversion” shall have the meaning set forth in the Notes.

(h)       “Maturity Date” shall have the meaning set forth in the Notes.

(i)       “Notes” shall have the meaning set forth in the Purchase Agreement.

(j)       “Loan Amount” shall have the meaning set forth in the Purchase Agreement.

(k)       “Preferred Stock” shall mean the preferred stock of the Company.

(l)       “Qualified Financing” shall have the meaning set forth in the Notes.

(m)       “Requisite Holders” shall have the meaning set forth in the Purchase Agreement.

(n)       “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

(o)       “Securities Act” shall mean the Securities Act of 1933, as amended.

(p)       “Series C Preferred Stock” shall mean the Series C Preferred Stock of the Company.

(q)       “Series C Price” shall have the meaning set forth in the Notes, which as of the date hereof is equal to $0.9857.

2.       EXERCISE OF WARRANT.

2.1       General. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)             An executed Notice of Exercise in the form attached hereto as EXHIBIT A;

(b)             Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

(c)           This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is

2.

a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2       Net Exercise. In lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X =	Y (A-B)
A

Where	X =	the number of Exercise Shares to be issued to the Holder

	Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one Exercise Share (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with the Initial Offering of the Company’s Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public in the Initial Offering, and (ii) the number of shares of Common Stock into which each Exercise Share is convertible at the time of such exercise.

3.       COVENANTS OF THE COMPANY.

3.1       Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2       Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.       REPRESENTATIONS OF HOLDER.

3.

4.1       Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2       Securities Are Not Registered.

  (a)       The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

  (b)       The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

  (c)       The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3       Disposition of Warrant and Exercise Shares.

  (a)       The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)       The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)       There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)       The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act, except in unusual circumstances.

(b)       The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

4.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4       Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

5.       ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

  5.1       Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Aggregate Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. For purposes of this Section 5, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

  5.2       Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such automatic conversion, would have been converted into shares of the Company’s Common Stock pursuant to the Restated Certificate. In such case, all references to “Exercise Shares” shall mean shares of the Company’s Common Stock issuable upon exercise of this Warrant, as appropriate.

6.       FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7.       EARLY TERMINATION. In the event of, at any time during the Exercise Period, an Initial Offering or a Liquidation Transaction, the Company shall provide to the Holder ten (10) days’ advance written notice of such Initial Offering or Liquidation Transaction, and this Warrant shall terminate unless exercised immediately prior to the date such Initial Offering is closed or the closing of such Liquidation Transaction.

8.       REGISTRATION RIGHTS. To the extent the Holder is a party to the Investor Rights Agreement, the Exercise Shares issuable upon exercise of this Warrant shall be deemed “Registrable Securities” for all purposes under the Investor Rights Agreement and shall be subject to the rights and covenants therein.

5.

9.       MARKET STAND-OFF AGREEMENT. The Holder acknowledges and agrees that any and all shares of common stock of the Company acquired by Holder pursuant to the exercise of this Warrant shall be irrevocably and unconditionally subject to the “Market Stand-Off” provision set forth in Section 5 of the Purchase Agreement.

10.       NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11.       TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable in full only, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as EXHIBIT B to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

12.       LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13.       AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of the Company and the Requisite Holders, provided that all Warrants are similarly affected. Upon the effectuation of any such amendment or waiver in conformance with this Section 13, the Company shall promptly give written notice thereof to the record holders of the Warrants who have not previously consented thereto in writing.

14.       NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed above and to Holder at the address listed above or at such other address as the Company or Holder may designate by ten (10) days’ advance written notice to the other parties hereto.

15.       ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

16.       GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

6.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

ACELRX PHARMACEUTICALS, INC.

By:
Richard King
Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO: ACELRX PHARMACEUTICALS, INC.

(1)        ☐         The undersigned hereby elects to purchase ________ shares of Preferred Stock (as such term is defined in the foregoing Warrant) (the “Exercise Shares”) of ACELRX PHARMACEUTICALS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any; or

            ☐         The undersigned hereby elects to purchase ________ shares of Preferred Stock (as such term is defined in the foregoing Warrant) (the “Exercise Shares”) of ACELRX PHARMACEUTICALS, INC. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2)       Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)       The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the time period prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and

supply required information. Do not use this form to

purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: __________, 20__

Holder’s

Signature:

Holder’s

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.